SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of Earliest Event Reported): February 26, 2002


                                  BONTEX, INC.
             (Exact name of Registrant as specified in its charter)


   Virginia                        0-5200                   54-0571303
(State or other                 (Commission               (IRS Employer
 jurisdiction of                 File Number)            Identification No.)
 incorporation)

                                ONE BONTEX DRIVE,
                        BUENA VISTA, VIRGINIA           24416-1500
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 540-261-2181


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          (Former name or former address, if changed since last report)



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Item 5.           Other Events.
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Bontex, Inc. (the "Company") has a secured term loan and credit facility (the
"Debt") with Congress Financial Corporation ("Congress"). As previously reported by the Company in Form 8-Ks filed on December 21, 2001 and January 22, 2002, Congress does not intend to renew the Debt. Since January 26, 2002, Congress and the Company have entered into various agreements (the "Interim Agreements") extending the scheduled maturity date of the Debt to April 11, 2002. Effective April 12, 2002, Congress agreed to extend the scheduled maturity date of the Debt from April 12, 2002, to May 11, 2002 under the terms of an Amendment to Loan Modification, Reaffirmation and Forbearance Agreement and Note Amendment (the "Agreement" and, together with the Interim Agreements, the "Agreements"). Under the terms of the Agreements, among other things, (i) the interest rate increased two percent to a fluctuating rate per annum equal to the Prime Rate plus four percent and (ii) the monthly principal payment on the fixed portion of the Debt increased from $16,667 to $36,667.

The Company has reduced the amount of indebtedness outstanding under the Debt from approximately $2.7 million as of June 30, 2001, to approximately $1.73 million as of April 11, 2002. As of April 11, 2002, approximately $5.3 million of current assets, consisting of accounts receivable and inventory, serve as the primary collateral for the Debt. Additionally, all of the Company's other assets, current and non-current, serve as the total collateral securing the Debt.

Under the Company's current financing and debt structure, the Company's wholly-owned subsidiaries Bontex S.A. (Belgium) and Bontex Italia S.r.l. each have separate credit facilities with no cross-collateralization of assets.

Management is focused on obtaining alternative financing to repay the Debt and provide an ongoing credit facility sufficient to meet the Company's future operating and capital requirements. Management is currently negotiating with several potential lenders to obtain alterative financing. In addition, the Company has retained an outside consulting firm to provide strategic assessment and related advice.

If the Company is unable to refinance the Debt or is unable to pay its indebtedness to Congress in full by the maturity date, it would cause a material adverse impact on the Company's business, financial condition, liquidity and/or results of operations.

The Company's common stock is listed on the Nasdaq SmallCap Market. A failure by the Company to obtain alternative financing or to meet Nasdaq listing requirements could result in a negative impact on the trading of the Company's common stock and/or the Company's listing status on the Nasdaq SmallCap Market.

If the Company's common stock is delisted from the Nasdaq SmallCap Market, any trading in the common stock would thereafter be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets." Consequently, the liquidity of the Company's common stock would likely be impaired, not only in the number of shares which could be bought and sold, but also through delays in the timing of transactions and a reduction in securities analyst and the news media coverage, if any, that the Company receives. As a result, holders of the Company's common stock might find it more difficult to trade their common stock promptly and at reasonable prices or to obtain accurate quotations as to its price.

The foregoing discussion may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements include, without limitation, statements about financing plans,


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cash flows, availability of capital, growth opportunities, benefits from new technologies, financial condition, capital expenditures, future results of operations or market conditions and involve certain risks, uncertainties and assumptions. The words "estimate," "project," "intend," "expect," "believe," and similar expressions are intended to identify forward-looking statements. These and other forward-looking statements are found at various places throughout this report, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements should, therefore, be considered in light of various relevant factors. Actual results may differ materially from these forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, excessive worldwide footwear inventories, a shrinking U.S. domestic market for the Company's products, decreased sales to key customers, increased competition from non-woven materials, the reduction of prices by competitors, the increase in the relative price of the Company's products due to foreign currency devaluations, increased pulp and latex prices, capital illiquidity, unexpected foreign tax liabilities, the impact of any unusual items resulting from ongoing evaluations of the Company's business strategies, decreases in the Company's borrowing base, trading of the Company's common stock at a level where closing bid prices are too low to remain listed on the Nasdaq SmallCap Market, increased funding requirements for the Company's pension plan, inability to recover deferred tax assets, an inability by the Company to renew its current credit facilities or obtain alternative financing, a market shift in demand from higher-quality products to more economical grade products with lower profit margins, higher energy prices, and increased costs of complying with environmental laws, and the impact of changes in political, economic or other factors, legal and regulatory changes or other external factors over which the Company has no control.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

         (c)   Exhibits.

               10(viii) Fourth Amendment to Loan and Security Agreement, dated February 26, 2002 between Congress Financial Corporation and Bontex, Inc.

               10(ix) Loan Modification, Reaffirmation and Forbearance Agreement, dated March 11, 2002 between Congress Financial Corporation and Bontex, Inc.

               10(x) Limited Guaranty, dated March 11, 2002, by James C. Kostelni in favor of Congress Financial Corporation.

               10(xi) Amendment to Loan Modification, Reaffirmation and Forbearance Agreement and Note Amendment, dated April 10, 2002 between Congress Financial Corporation and Bontex, Inc.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BONTEX, INC.


                                            By     /s/ James C. Kostelni
                                                   ---------------------
                                                     James C. Kostelni
                                                     President and Chief
                                                      Executive Officer

Date: April 22, 2002




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